UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 23, 2024, Theriva Biologics, Inc. (the “Company”) issued a press release announcing positive topline data from the investigator sponsored Phase 1 Trial of intravitreal VCN-01 in pediatric patients with refractory retinoblastoma. Safety and clinical outcomes support the therapeutic potential of VCN-01 in retinoblastoma and emphasize VCN-01’s potential for use in diverse cancer. The Monitoring Committee determined that the trial results were positive, and therefore, the Company will receive an exclusive, worldwide license, and related patents from Sant Joan de Déu-Barcelona Children’s Hospital for the treatment of pediatric patients with advanced retinoblastoma.

Key Takeaways: Patients received two intravitreal injections of VCN-01, 14 days apart, at a dose of either 2 x 109 vp/eye (n=1) or 2 x 1010 vp/eye (n=8). The data for 9 evaluable patients were reviewed by the study Monitoring Committee who agreed that the trial had a positive outcome:

●	Safety: VCN-01 was well tolerated after intravitreal administration at the 2 doses and the most frequently reported treatment-related adverse events were Grade 1 or 2. There were no dose limiting toxicities and no ocular or systemic toxicities equal to or greater than Grade 3 during the evaluation period.
o	Some degree of ocular inflammation and associated turbidity was observed after VCN-01 injection. Inflammation was managed, and vitreous haze improved in some cases, by local and systemic administration of anti-inflammatory drugs.
●	Antitumor effects: intravitreal VCN-01 demonstrated promising antitumor activity and did not appear to change the retinal function.
o	Four patients presented a response characterized by unequivocal improvement in vitreous seed density.
o	Eye enucleation was avoided in 3 patients to date, one of whom has retained their eye after 4 years of follow-up.

Item 8.01. Other Events.

On April 23, 2024, the Company issued a press release announcing positive topline data from the investigator sponsored Phase 1 Trial of intravitreal VCN-01 in pediatric patients with refractory retinoblastoma. Safety and clinical outcomes support the therapeutic potential of VCN-01 in retinoblastoma and emphasize VCN-01’s potential for use in diverse cancer. The Monitoring Committee determined that the trial results were positive, and therefore, the Company will receive an exclusive, worldwide license, and related patents from Sant Joan de Déu-Barcelona Children’s Hospital for the treatment of pediatric patients with advanced retinoblastoma.

Key Takeaways: Patients received two intravitreal injections of VCN-01, 14 days apart, at a dose of either 2 x 109 vp/eye (n=1) or 2 x 1010 vp/eye (n=8). The data for 9 evaluable patients were reviewed by the study Monitoring Committee who agreed that the trial had a positive outcome:

●	Safety: VCN-01 was well tolerated after intravitreal administration at the 2 doses and the most frequently reported treatment-related adverse events were Grade 1 or 2. There were no dose limiting toxicities and no ocular or systemic toxicities equal to or greater than Grade 3 during the evaluation period.
o	Some degree of ocular inflammation and associated turbidity was observed after VCN-01 injection. Inflammation was managed, and vitreous haze improved in some cases, by local and systemic administration of anti-inflammatory drugs.
●	Antitumor effects: intravitreal VCN-01 demonstrated promising antitumor activity and did not appear to change the retinal function.
o	Four patients presented a response characterized by unequivocal improvement in vitreous seed density.
o	Eye enucleation was avoided in 3 patients to date, one of whom has retained their eye after 4 years of follow-up.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Theriva Biologics, Inc., dated April 23, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2024	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer